Exhibit 99.1

NEWS RELEASE

1101 E. Arapaho Road, Suite 200
Richardson, TX 75081
(972) 234-6400
IR Contact Joel Achramowicz sheltonir@sheltongroup.com P: 415-845-9964	Company & Media Contact Julia Kramer jkramer@intrusion.com P: 972-301-3635

INTRUSION Announces Nasdaq Uplisting & Pricing of Public Offering

Richardson, Texas – Oct. 9, 2020 – INTRUSION Inc. (NASDAQ:INTZ), a leading provider of entity identification, high speed data mining, cybercrime and advanced persistent threat detection services, was approved for trading of its common stock on the Nasdaq Capital Market (“Nasdaq”) under the symbol “INTZ.” The pricing of the Company’s follow-on public offering of 3,100,000 shares of common stock is set at a price to the public of $8.00 per share, including 2,000,000 shares of common stock to be issued and sold by INTRUSION and 1,100,000 shares of common stock to be offered by the group of selling shareholders. Gross proceeds of the offering to INTRUSION, before deducting underwriting discounts, commissions and estimated offering expenses, are expected to be approximately $16,000,000. Net proceeds to INTRUSION are intended to fund several growth initiatives, including the commercialization of its new Shield plug and play, real-time artificial intelligence (AI), threat detection and neutralization solution designed for the enterprise market.

INTRUSION has granted the underwriter a 30-day option to purchase up to 465,000 additional shares of common stock at the public offering price, less underwriting discounts and commissions.

B. Riley Securities is the sole book-running manager for the offering.

A registration statement on Form S-1 (File No. 333-248398) relating to these securities was filed with the Securities and Exchange Commission on August 25, 2020 and was declared effective on October 8, 2020. This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The offering is being made only by means of a prospectus. A copy of the final prospectus, when available, may be obtained by contacting B. Riley Securities, Attention: Prospectus Department, 1300 17th St. North, Ste. 1300, Arlington, VA 22209, or by telephone at (703) 312-9580 or by email at prospectuses@brileyfin.com.

About INTRUSION Inc.

INTRUSION Inc. is a global provider of entity identification, high speed data mining, cybercrime and advanced persistent threat detection solutions. INTRUSION’s solution families include TraceCop™ for identity discovery and disclosure, and Savant™ for network data mining and advanced persistent threat detection. INTRUSION’s solutions help protect critical information assets by quickly detecting, protecting, analyzing and reporting attacks or misuse of classified, private and regulated information for government and enterprise networks. For more information, please visit www.intrusion.com.

Cautionary Statement Regarding Forward Looking Information

This release may contain certain forward-looking statements, which reflect management's expectations regarding future events and operating performance and speak only as of the date hereof. These forward looking statements involve a number of risks and uncertainties. Such statements include, without limitations, statements regarding the results of the proposed public offering of shares of the Company’s common stock, the expected use of the proceeds from that offering, the potential uplisting to The Nasdaq Stock Market and the anticipated benefits of such listing for the Company and its shareholders, statements around our planned growth initiatives, the introduction of the new INTRUSION Shield™ solution, as well as other statements. These statements are made under the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties which could cause actual results to differ materially from those in the forward looking statements. These factors include, without limitation, uncertainties related to the success of the proposed offering, the potential that the Company may not be able to list its common stock on The Nasdaq Stock Market and achieve the resulting benefits expected from such uplisting, or that the Company’s planned growth strategies, including its new INTRUSION Shield solution, may not achieve the marketplace acceptance expected and result in increased revenue for the Company, and other facts and circumstances that might cause actual results to differ materially from current expectations, some of which are detailed in the Company's most recent reports on Form 10-K and Form 10-Q, particularly under the heading “Risk Factors.”